THE SECURITY REPRESENTED BY THIS CERTIFICATE OR OTHERWISE CONTEMPLATED IN THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                              STOCK BONUS AGREEMENT


THIS STOCK BONUS AGREEMENT ("Agreement") is effective as of the 20th day of December, 2000, by and between Accesspoint Corporation, a Nevada corporation ("Company"), and Eric Odegard, an individual ("Employee"). Accesspoint and/or the Employees are sometimes herein referred to individually as a "party" and collectively as the "parties."


                                 R E C I T A L S


A. WHEREAS, Employee is an employee of Processing Source International, Inc. ("PSI");

B.       WHEREAS, PSI a subsidiary of the Company;

C. WHEREAS, on or about March 19, 1999 the Company adopted the Accesspoint Corporation 1999 Stock Incentive Plan ("Plan");

D. WHEREAS, the Board of Directors of the Company desire to grant to Employee certain stock awards in the form of Preferred stock, Series A, pursuant to the terms and conditions of this Agreement and the Plan; and,

E. WHEREAS, the undersigned parties agree and intend that the execution of this Agreement effectively terminates and cancels all Stock Bonus Agreements previously executed by and between the Employee and the Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE 1.

                            GRANT OF PREFERRED SHARES

1.1 CONDITIONAL AWARD OF PREFERRED SHARES. For value received, the Company hereby conditionally awards to Employee the number of shares of its Preferred Stock, Series A ("Shares"), set forth on Schedule 1, attached hereto and made a part hereof ("Conditional Award"). The Shares shall be made available from authorized and unissued Preferred Stock, Series A, of the Company or from shares of Preferred Stock, Series A, held by the Company as treasury stock. The foregoing Conditional Award is made subject to the terms and conditions hereinafter set forth. The above Preferred Stock, Series A, is subject to certain conversion and other rights and restrictions set forth in a Certificate of Determination filed by the Company. As used herein, the date of grant of the Conditional Award hereunder shall not necessarily constitute the date of transfer of the Shares for purposes of election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, which my occur on a different or later date.

1.2. FAIR MARKET VALUE. The fair market value of the shares in each Conditional Award shall be deemed to be three (3%) percent of the closing price at which a share of Common Stock of the Company shall have been valued on the date of grant pursuant to Schedule 1, notwithstanding that the date of transfer of the Shares for purposes of election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, my occur on a different or later date.

1.3. PLAN. The Conditional Award set forth herein is made expressly subject to the terms and conditions of the Plan. Notwithstanding the foregoing, PSI may, in lieu of awards by the Company under the Plan, or in coordination with awards by the Company under the Plan, make stock bonus awards pursuant to a similar plan or plans adopted by PSI. It is the intent of the parties to provide Employee with the benefit of ultimately being eligible for conversion of some stock or security into Common Shares of the Company.

1.4. CONVERSION. The Shares shall, subject to the terms and conditions of this Agreement, be convertible into fully paid non-assessable shares of Common Stock upon the occurrence of the events set forth herein. Notwithstanding the foregoing, the Shares may not be converted if the issuance of any shares of Common Stock upon such conversion would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the conversion of the Shares, the Company may require the Employee to make any reasonable representation and warranty to the Company as may be required by any applicable law or regulation.

1.5. CONVERSION SCHEDULE. The Shares shall, subject to the terms and conditions set forth in this Agreement, and subject to forfeiture as set forth herein, be convertible into Common Shares upon the attainment of certain business development and/or revenue attainment milestones by Employee, in accordance with the conversion schedule set forth on Schedule 1.

1.6. TIME FOR ATTAINMENT OF BUSINESS DEVELOPMENT AND/OR REVENUE ATTAINMENT LEVELS. The business development levels and/or revenue attainment objectives of Employee as milestones referenced above must be attained by Employee within the time periods set forth on Schedule 1. If any business development level and/or revenue attainment objective in Schedule 1 is not so attained within the times stated in Schedule 1, the number of Shares available for conversion under that particular Milestone in Schedule 1 shall decrease, effective at the end of each calendar month immediately following the particular scheduled date in Schedule 1, at a rate of ten percent (10%) of the Shares available for conversion, pertinent to that particular Milestone, each calendar month, prorated on the basis of number of days in each calendar month until such business development level and/or revenue attainment objective is attained.

1.7. SHARES AVAILABLE FOR CONVERSION. The Shares available for conversion shall be reduced as a pool as set forth at, above. Should the pool of Shares available for conversion be insufficient to provide for any level of conversion, in full or part, at any time as set forth in this Agreement, the remaining conversion schedule shall be of no further force or effect and all conversion rights shall expire and terminate and no further Shares shall convert or be subject to conversion.

1.8. CONDITIONAL AWARD ADJUSTMENTS. The Employee shall be granted a Conditional Award of Series A Preferred Stock (the "Shares") upon each of the continuous employment periods and in the amounts of Series A Preferred Stock described in Schedule 1. All Conditional Awards shall be terminated and the number of Shares included in the Conditional Award for the year in which the Employee ceases to be employed by the Company shall be prorated to date of employment termination based on numbers of days of employment in the Employee's employment year (determined from the initial date of employment as the first day in the Employee's employment year) divided by three hundred sixty (360). Thereafter, the Employee shall become eligible for additional Conditional Awards pursuant to the schedule contained on Schedule 1. The Shares not yet Conditionally Awarded pro rata as set forth herein and according to Schedule 1, at the date of employment termination, shall be forfeited to the Company. Until all Conditional Awards pursuant to Schedule 1 are granted to Employee, Employee can only be terminated by the Company for cause as hereinafter defined.

1.9. SPECIAL CONVERSION OF DEATH OR FULL DISABILITY. Upon the death or full disability of Employee, and subject to the service adjustments and forfeitures as set forth above, ten percent (10%) of any Shares not then converted shall automatically convert for the benefit of the Employee or the estate of Employee, and the remainder of the conversion rights shall expire and terminate and any then unconverted Shares shall be forfeited to the Company.

1.10. FULL DISABILITY OF EMPLOYEE. In the event Employee becomes mentally or physically disabled to such an extent that Employee is unable to substantially perform Employee's normal employment duties on behalf of the Company for a period of thirty (30) consecutive days or more, the Company, at any time thereafter, shall have the right, at its sole option, to declare Employee fully disabled hereunder.

1.11. DEFINITION OF CAUSE. As used herein with regard to suspension or discharge, cause shall consist of the following: (i) cause as defined pursuant to any written employment agreement to which the Employee is a party; (ii) the conviction of Employee by a court of competent jurisdiction (and to which no further appeal can be taken) of a felony or any other crime involving moral turpitude; (iii) the commission by Employee of an act of fraud or other act materially evidencing bad faith or dishonesty; (iv) the misappropriation by Employee of any funds or property or other rights of the Company; (v) the suspension or removal or termination of Employee by or at the request or requirement of any governmental authority having jurisdiction over the Company;
(vi) the  willful
refusal to follow any lawful directive of the Board of Directors of Company;  or
(vii) the breach by  Employee of any  material  terms of this  Agreement  or any other agreement between Employee and the Company or any affiliate of the Company. The foregoing definition shall be used for purposes of this Agreement only and shall have no other effect, whether binding, interpretive, illustrative, or otherwise, on any employment relationship, whether at-will or pursuant to a written agreement employment agreement.

1.12. EXPIRATION OF CONVERSION RIGHTS. The conversion rights with regard to any and all Shares which do not become fully converted at the time set forth therefore shall be deemed expired and such Shares shall no longer be subject to conversion in accordance with the terms and conditions of this Agreement. Such Shares unconverted Shares shall be forfeited to the Company.

1.13. REVENUE. Subject to adjustment as set forth at Section 1.13, below, the term revenue as used herein shall mean the gross revenue of PSI from sources as follows: (i) all of the capital inflows of PSI (or enhancements of assets) from producing and delivering goods, rendering services, or other activities that constitute the ongoing central business operations of PSI; and (ii) gross revenues from sales and licensing transaction made by PSI with regard to the services and products of PSI for the account or benefit of PSI pursuant to transactions materially initiated by Employee or in which the Employee is or was a direct and substantial influence. Subject to the definitions and adjustments set forth herein, the term revenue shall be construed hereunder in a manner consistent with generally accepted accounting principles.

1.14. ADJUSTMENT TO REVENUE.The term revenue as used herein shall be adjusted to exclude contributions or distributions from the Company to PSI or any of its affiliated entities, contributed capital, equity inconvertments, tax credits, and revenues, gains and/or increases in equity or assets from peripheral or incidental transactions not otherwise specifically set forth at Section 1.10, above.

1.15. RIGHTS AS SHAREHOLDER. Employee shall have all rights as a shareholder of Preferred Stock, Series A, with respect to the Shares, except to the extent that such rights as a share owner would cause the Plan not to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Employee acknowledges that the Preferred Stock, Series A, bear no voting rights.

1.16. NONTRANSFERABILITY OF CONDITIONAL AWARDS. Subject to the terms and conditions contained herein, the Shares subject to the Conditional Award, whether converted or unconverted, shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of within twenty-four (24) months from the date of the Conditional Award unless specifically authorized by the Board of Directors of Accesspoint.

                                   ARTICLE 2.

                       ISSUANCE OF FULLY CONVERTED SHARES

2.1. ISSUANCE ON CONVERSION. Before any Shares may be converted into Common Shares, the Employee must surrender the certificate or certificates evidencing the Shares, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Company or any transfer agent for the Shares. Employee shall give written notice to the Company at such office that the
Employee reasonably believes that that a certain number of Shares is then subject to conversion as set forth herein. The notice shall also specify the name or names in which the Employee the certificate or certificates for Common Shares to be issued. If a name specified is not that of Employee, the notice shall also state the address of the new holder and any other information required by law. The Company shall have the right, in its sole discretion, to decline to issue any such certificates in any name other than the name of Employee appearing the surrendered certificates representing the Shares. The Company shall, subject to the tax provisions set forth at Section 2.7, as soon as practicable thereafter, issue and deliver at such office to the holder of the Shares converted, or the that holder's nominee or nominees, certificates for the number of full Common Shares to which the holder shall be entitled, to receive together with a scrip certificate or cash in lieu of any fraction of a share as provided herein, subject further to an available exemption under the securities laws and general compliance with all securities laws, rules and regulations. Notwithstanding the foregoing, the Company shall not be obligated to deliver registered or qualified securities to Employee, and the obligation of Accesspoint to issue Common Shares and/or deliver stock certificates shall abate unless and until an available exemption from the requirement of registration or qualification under any applicable securities laws is available and may be obtained and perfected.

2.2 CONVERSION DATE. Conversion hereunder shall be deemed to have been made as of the date of surrender of the Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for al purposes as the record holder or holders of such Common Shares on that date.

2.3. COMPLIANCE WITH SECURITIES LAWS. All offers, sales, transfers and Conversions of the Shares shall be made in compliance with all applicable securities laws, rules and regulations, and pursuant to registration of securities under the Securities Act (and qualification under General Corporation Law of California) or pursuant to an exemption from registration under the Securities Act (and qualification under General Corporation Law of California). The Employee acknowledges that the Shares are subject to the restrictions on transfer set forth in Rule 144 of the Rules promulgated under the Securities Act of 1933 ("Act"). Any and all offers and sales, to the extent permitted hereunder, by Employee after the restricted period shall be made only pursuant to such a registration (and qualification) or to such exemption from registration (and qualification). Employee shall comply with all policies and procedures established by Accesspoint with regard to Rule 144 matters.

2.4. CHANGE IN STRUCTURE OF ACCESSPOINT. Upon the consummation of any sale of substantially all of the assets of Accesspoint, or the merger, consolidation or reorganization of Accesspoint in which Accesspoint is not the surviving corporation, and directly pursuant to which Employee is materially prevented from achieving any applicable revenue milestones as set forth herein, then all conditionally converted Shares shall fully convert and Employee shall be granted fully converted Shares as if the next applicable revenue milestone had then been achieved. The remainder of any conversion rights pertaining to the Shares, including, without limitation, conversion rights pertaining to conditionally converted Shares, shall expire and terminate and the Shares shall no longer be subject to conversion.

2.5. EMPLOYMENT RELATIONSHIP. The parties acknowledge that any employment relationship or relationships between the Employees and the Company or the Employees and Accesspoint, if any, is either at-will employment or set forth pursuant to the terms of a separate written employment agreement and that nothing in this Agreement shall affect in any manner whatsoever such employment relationships, if any, between The Employees and such parties. This Agreement does not constitute an express or implied promise of continued employment for the periods defined herein or any other period or periods.

2.6. TAX MATTERS. (a). If the Employee properly elects within thirty (30) days of the date on which the Conditional Award is granted to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Conditional Award) of the Stock subject to the Conditional Award, such person shall make arrangements satisfactory to the Company to pay the Company in the year of such Conditional Award any federal, state or local taxes required to be withheld with respect to such shares. If the Employee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Employee any federal, state or local income taxes of any kind required by law to be withheld with respect to the Stock subject to such Conditional Award.

         (b). Should the Employee not make the election described in Section 2.6(a) herein, then the Employee shall, no later than the date as of which the restrictions referred to herein and on Schedule 1 and such other restrictions as may have been imposed as a condition of the Conditional Awards shall lapse, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Conditional Award. The Company may, in its sole discretion and on terms it shall determine, approve or disapprove the election of the Employee for the Company to withhold shares of Stock as the deemed cash settlement to satisfy the Company's withholding tax obligations, in whole or in part, relating to the Conditional Award. The approval or disapproval of the Company may be given at any time after the election to which it relates. The election by the Employee shall only be made during the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         (c). If Accesspoint determines that it is required to withhold federal, state or local tax as a result of the grant of the Conditional Award or conversion of the Shares, then Employee, as a condition to the conversion of the Shares, shall make arrangements satisfactory to Accesspoint to enable it to satisfy such withholding requirements. Employee will pay when due and payable, any and all federal and state taxes or fees that may be payable by Employee with respect to, without limitation: (i) the grant of the Shares; (ii) the conversion of the Shares; (iii) the issuance of any Common Shares or certificates therefore; and/or (iv) the subsequent disposition, to the extent permitted hereunder, of any of the Shares, Common Shares, or certificates issued to Employee upon conversion of the Shares. The Employee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect, and may not be applicable to the

Employee under certain circumstances. The Employee may also have adverse tax consequences under state or local law. The Employee has reviewed with the Employee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

2.7. INCIDENTAL REGISTRATION. Subject to Nontransferability provisions out-lined in Section 1.16 above, Accesspoint shall give written notice to Employee of any proposed registration under the Act of any of its securities of the same class and series as the Common Shares issued to Employee pursuant to conversion of the Shares. Accesspoint will use its best reasonable commercial efforts to include in any such Registration Statement, at the cost of Accesspoint and in accordance with the intended method or methods of distribution, any of the Common Shares issued to Employee pursuant to conversion of the Shares if Employee shall request inclusion within thirty (30) days after the date of mailing of the above notice. Employee will cooperate with Accesspoint, execute, acknowledge, notarize, and deliver reasonable documents and instruments, and provide Accesspoint with all reasonable documents, instruments and information reasonably required to prepare, complete and file the Registration Statement. Employee represents that no such documents, instruments and information shall contain any untrue statements of material fact or omit to state any material facts required to be stated therein necessary to make the statements therein not misleading in light of the circumstances then existing. Notwithstanding the foregoing, Accesspoint may, but shall not be required hereunder to, keep any such Registration Statement effective or prepare or file any amendments or post-effective amendments to the Registration Statement with regard to the shares of Employee or assist in any way with the sale or distribution of the shares of Employee.


                                   ARTICLE 3.

                            RESTRICTIONS ON TRANSFER

3.1. RESTRICTIONS. Notwithstanding anything herein to the contrary, Employee understands and agrees that Employee shall not dispose of any of the Shares, whether by sale, exchange, assignment, transfer, gift, devise, bequest, mortgage, pledge, encumbrance or otherwise, except in accordance with the terms and conditions of this Agreement, and Employee shall not take or omit any action which will impair the absolute and unrestricted right, power, authority and capacity of Employee to sell Shares in accordance with the terms and conditions hereof

3.2. TRANSFERS VOID. Any purported transfer of Shares by Employee that violates any provision of this Agreement shall be wholly void and ineffectual and shall give to the Company or its designee the right to purchase from Employee all but not less than all of the Shares then owned by Employee for a period of 90 days from the date the Company first learns of the purported transfer at the Agreement Price and on the Agreement Terms (as those terms are defined in Sections 3.11 and 3.12, respectively, of this Article 3). If the Shares are not purchased by the Company or its designee, the purported transfer thereof shall remain void and ineffectual and they shall continue to be subject to this Agreement. The Company shall not cause or permit the transfer of any Shares to be made on its books except in accordance with the terms hereof.

3.3. PERMITTED TRANSFERS. Employee may sell, assign or transfer any Shares held by the Employee but only by complying with the provisions of Section 3.7. Employee may sell, assign or transfer any Shares held by the Employee without complying with the provisions of Section 3.7 by obtaining the prior written consent of the Company as approved by a majority of the members of the Board of Directors of the Company, provided that the transferee agrees in writing to be bound by the provisions of this Agreement and the transfer is made in accordance with any other restrictions or conditions contained in the written consent and in accordance with applicable federal and state securities laws.

3.4. NO TRANSFER UPON DEATH. No Shares may be transferred upon the death of Employee; the Shares shall be subject to the special conversion and forfeiture provisions set forth hereinabove pertaining to the death or disability of Employee.

3.5. NO PLEDGE. Unless a majority of the members of the Board of Directors consent, Shares may not be pledged, mortgaged or otherwise encumbered to secure indebtedness for money borrowed or any other obligation for which the Employee is primarily or secondarily liable.

3.6. STOCK CERTIFICATE LEGEND. Each stock certificate for Shares issued to the Employee shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, the following legend, in addition to any other legend or legends deemed required or appropriate by counsel for the Company:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION FROM THE
REGISTRATION  REQUIREMENTS  OF SUCH ACT. SUCH SHARES MAY NOT BE SOLD,  ASSIGNED,
TRANSFERRED, OR OTHERWISE DISPOSED OF IN ANY MANNER EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THE STOCK BONUS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UNLESS A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS CONSENT, SUCH STOCK BONUS AGREEMENT PROHIBITS ANY PLEDGE, MORTGAGE OR OTHER ENCUMBRANCE OF SUCH SHARES TO SECURE ANY OBLIGATION OF THE HOLDER HEREOF. EVERY CREDITOR OF THE HOLDER HEREOF AND ANY PERSON ACQUIRING OR PURPORTING TO ACQUIRE THE CERTIFICATE OR THE SHARES HEREBY EVIDENCED OR ANY INTEREST THEREIN IS HEREBY NOTIFIED OF THE EXISTENCE OF SUCH STOCK BONUS AGREEMENT, AND ANY ACQUISITION OR PURPORTED ACQUISITION OF THIS CERTIFICATE OR THE SHARES HEREBY EVIDENCED OR ANY INTEREST THEREIN SHALL BE SUBJECT TO ALL RIGHTS AND OBLIGATIONS OF THE PARTIES TO SUCH STOCK BONUS AGREEMENT AS THEREIN SET FORTH.

3.7. SALES OF SHARES; RIGHT OF FIRST REFUSAL. The Company shall have a right of first refusal with regard to any sale, assignment, transfer or other disposition of any Shares held by Employee.

         3.7.1. In the event that the Employee shall desire to sell, assign or transfer any Shares held by the Employee to any other person (the "Offered Shares") and shall be in receipt of a bona fide offer to purchase the Offered Shares ("Offer"), the following procedure shall apply. The Employee shall give to the Company written notice containing the terms and conditions of the Offer, including, but not limited to: (i) the number of Offered Shares; (ii) the price per Share; (iii) the method of payment; and (iv) the name(s) of the proposed purchaser(s).

         3.7.2. An offer shall not be deemed bona fide unless the Employee has informed the prospective purchaser of the Employee's obligation under this Agreement and the prospective purchaser has agreed to become a party hereunder and to be bound hereby. The Company is entitled to take such steps as it reasonably may deem necessary to determine the validity and bona fide nature of the Offer.

         3.7.3. Until 10 days after such notice is given, the Company or its designee shall have the right to purchase all of the Offered Shares at the price offered by the prospective purchaser and specified in such notice. Such purchase shall be on the Agreement Terms, as defined in Sections 3.11 and 3.12.

3.8. FAILURE OF COMPANY OR ITS DESIGNEE TO PURCHASE OFFERED SHARES. If all of the Offered Shares are not purchased by the Company and/or its designee within the 10-day period granted for such purchases, then any remaining Offered Shares may be sold, assigned or transferred pursuant to the Offer; provided, that the Offered Shares are so transferred within 15 days of the expiration of the 10-day period to the person or persons named in, and under the terms and conditions of, the bona fide Offer described in the notice to the Company; and provided further, that such persons agree to execute and deliver to the Company a written agreement, in form and content satisfactory to the Company, agreeing to be bound by the terms and conditions of this Agreement.

3.9. MANNER OF EXERCISE. Any right to purchase hereunder shall be exercised by giving written notice of election to the Employee, the Employee's personal representative or any other selling person, as the case may be, prior to the expiration of such right to purchase.

3.10. AGREEMENT PRICE. (b)(3). The "Agreement Price" shall be the higher of (i) the fair market value of the Shares to be purchased determined in good faith by the Board of Directors of the Company or (ii) the original exercise price of the Shares to be purchased.

3.11. DELIVERY OF SHARES AND CLOSING DATE. At the closing, the Employee, the Employee's personal representative or such other selling person, as the case may be, shall deliver certificates representing the Shares, properly endorsed for transfer, and with the necessary documentary and transfer tax stamps, if any, affixed, to the purchaser of such Shares. Payment of the purchase price therefore shall concurrently be made to the Employee, the Employee's personal representative or such other selling person, as provided in subsection (ii) of this Section 3.11. Such delivery and payment shall be made at the principal office of the Company or at such other place as the parties mutually agree. The foregoing may be herein referred to as the "Agreement Terms."

3.12. PAYMENT OF PURCHASE PRICE. The Company shall pay the purchase price to the Employee at the closing. The purchase price payment terms shall be a part of the "Agreement Terms."

 3.13. RIGHT TO PURCHASE UPON CERTAIN OTHER EVENTS. The Company or its designee shall have the right to purchase all, but not less than all, of the Shares held by the Employee at the Agreement Price and on the Agreement Terms for a period of 90 days after any of the following events:

         3.13.1. Any attempt by a creditor to levy upon or sell any of the Employee's Shares;

         3.13.2. The filing of a petition by the Employee under the U.S. Bankruptcy Code or any insolvency laws;

         3.13.3.   The  filing  of   a  petition  against  Employee  under   any
insolvency or bankruptcy laws by any creditor of the Employee if such petition is not dismissed within 30 days of filing;

         3.13.4. The entry of a decree of divorce between the Employee and the Employee's spouse; or

         3.13.5. The termination of Employee's services as an employee or consultant with the Company.

3.14. NOTICE OF EVENTS. The Employee shall provide the Company written notice of the occurrence of any event set forth at Section 3.13 within 30 days of the occurrence of such event.

3.15. TERMINATION. The provisions of this Article 3 shall terminate and all rights of each such party hereunder shall cease except for those which shall have theretofore accrued upon the occurrence of any of the following events:

         3.15.1.   Cessation of the Company's business;

         3.15.2.   Bankruptcy, receivership or dissolution of the Company;

         3.15.3. Ownership of all of the issued and outstanding shares of the Company by a single shareholder of the Company;

         3.15.4. Written consent or agreement of the shareholders of the Company holding 50% of the then issued and outstanding shares Common Stock of the Company (determined on a fully diluted basis);

         3.15.5. Consent or agreement of a majority of the members of the Board of Directors of the Company; or

         3.15.6. Registration of any class of equity securities of the Company pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

3.16. AMENDMENT. This Article 3 may be modified or amended in whole or in part by a written instrument signed by shareholders of the Company holding 50% of the outstanding shares of Common Stock (determined on a fully diluted basis) or a majority of the members of the Board of Directors of the Company.

                                   ARTICLE 4.

                               GENERAL PROVISIONS

4.1. RECITALS. The recitals set forth above are incorporated herein by this reference and made a part of this Agreement.

4.2. ADVICE OF COUNSEL. Each party has been advised of and understands the terms and conditions of this Agreement. This Agreement has been freely and voluntarily entered into and executed by the parties, each of the parties hereto being duly represented by counsel or having the benefit of advice of counsel.

4.3. AMENDMENTS. This Agreement may be amended only by written consent of each of the parties hereto.

4.4. FURTHER ACTS. The parties hereto shall cooperate with each other and execute such additional documents or instruments and perform such further acts as may be reasonably necessary to affect the purpose and intent of the Agreement.

4.5. NOTICES. Any and all notices,demands, requests, or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party or to an officer of the party, or in lieu of such personal delivery, when deposited in the United States mail, first-class postage prepaid addressed as follows:

Accesspoint:                        Accesspoint Corporation
                                    38 Executive Park
                                    Suite 350
                                    Irvine, CA 92614
                                    Att: Tom M. Djokovich


Employee:                           [See Schedule 1]

4.6. EFFECT OF HEADINGS. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

4.7. ENTIRE AGREEMENT; MODIFICATION, WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the conditional and final converting of any Shares, and along with the Plan and the Trust, the entire agreement between the parties pertaining to any other subject matter contained herein. This Agreement supersedes all prior and contemporaneous agreement, representations and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

4.8. SEVERABILITY. Should any provision or portion of this Agreement be held or otherwise become unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such unenforceability or invalidity.

4.9. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exhibits attached hereto and initialed by the parties are made a part hereof and incorporated herein by this reference.

4.10. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it, and PSI, and their and its respective successors and assigns. PSI is expressly declared to be a third party beneficiary under this agreement with full rights of enforcement. Further, nothing in this Agreement intended to relieve or discharge the obligation or liability of any third party to this Agreement, nor shall any provision give any third person except PSI any right of subrogation or action over against any party to this Agreement.

4.11. ASSIGNMENT. The Shares may be exercised only by Employee during his or her lifetime, unless expressly agreed otherwise in writing by Accesspoint. Employee may not transfer or assign, or purport to transfer or assign, the Shares without the prior written consent of Accesspoint. To the extent that Accesspoint may consent to any such assignment, this Agreement shall be binding on, and shall inure to the benefit of, the heirs, legal representatives, successors and assigns of Employee. Accesspoint may assign this Agreement to any entity which purchases substantially all of the assets of Accesspoint, or is the surviving entity in any merger, consolidation or reorganization of Accesspoint.

4.12. SPECIFIC PERFORMANCE. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.

4.13. RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

4.14. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. All representations, warranties and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the dissolution of the Partnership.

4.15. GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

4.16. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

4.17. VENUE. This Agreement is to be performed at Orange County, California. Therefore, venue for any action brought regarding the interpretation or enforcement of this Agreement shall lie exclusively in Orange County, California.

4.18. PRIOR STOCK BONUS AGREEMENTS. All prior stock bonus agreements between the Company and Employee are hereby repealed and declared null and void. This Agreement takes the place of all prior stock bonus agreements between the Company and Employee.


IN WITNESS WHEREOF, this Agreement is effective the date first set forth above at Orange County, California.


                                   COMPANY:

                                   Accesspoint Corporation, a Nevada corporation

                                   By: /s/ Tom M. Djokovich
                                       -------------------------
                                       Tom M. Djokovich,
                                       Chief Executive Officer

                                   EMPLOYEE:


                                   By: /s/ Eric Odegard
                                       -------------------------
                                       Eric Odegard,
                                       an individual

                                   SCHEDULE 1



NUMBER OF PREFERRED SHARES, SERIES A, CONDITIONALLY AWARDED:

         (1) After completion of a minimum of twelve (12) months of employment with PSI, but in any event not prior to January 1, 2001: 500,000 shares (Five Hundred Thousand)

CONDITIONAL CONVERSION SCHEDULE:

The following conversion schedule shall outline various business development goals under the direct influence and responsibility of Employee and shall require achievement, in accordance with the terms and conditions of this Agreement, of those milestones outlined below.

Milestone 1.      The  Employee  shall have the  right to convert  Five  Hundred
                  Thousand (500,000) Class A Preferred Shares upon attaining the following business development goals for PSI:

                  (a) Employee shall be responsible for helping to establish and maintain a business development division for the development and management of both the direct and indirect sales channels for PSI's processing services. The business development division shall be capable of supporting customer service needs of the sales groups, providing for sales and product training and capable of satisfactorily accounting for, and payment of, account generation commissions and residuals.

                  (b) Upon commencement of processing, the business development division shall be capable of developing sales channel relationships sufficient to allow PSI to achieve its estimated twelve month new account and revenue projection totals of a minimum of twenty thousand (20,000) new accounts and seventeen million four hundred thousand ($17,400,000) dollars in gross revenues. Furthermore, the business development division shall continue to grow it's book of business and the underwriting division shall maintain its ability to keep up with account services for a period of thirty (30) days after the achievement of the above described milestones.

                  The time attainment requirements for Employee's achievement of the foregoing business development goals and objectives shall be twenty four (24) months from the effective date of this Agreement.

ADDRESS OF EMPLOYEE FOR PURPOSE OF NOTICE AND OTHERWISE:

Eric Odegard
20542 Hatteras Street
Woodland Hills, CA 91367
SSN #: ###-##-####


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